UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) January 27, 2009
E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)
1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)
Registrant’s telephone number, including area code: (302) 774-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02 Results of Operations and Financial Condition
     On January 27, 2009, the Registrant announced its consolidated financial results for the quarter ended December 31, 2008. A copy of the Registrant’s earnings news release is furnished on Form 8-K. The information contained in Item 2.02 of this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Registrant under the Securities Act of 1933, as amended, or the Exchange Act.

2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY (Registrant)
/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller

January 27, 2009

3

JANUARY 27, 2009	Media Contact:	Lori Captain
WILMINGTON, Del.		302-773-3551
lori.a.captain@usa.dupont.com

	Investor Contact:	Karen Fletcher
302-774-0001
karen.fletcher@usa.dupont.com
DuPont Enters 2009 with Strong Cash Position; Drives Productivity and Cash-Generating Actions
Company’s Fourth Quarter 2008 Results in Line with Guidance
Highlights
•	In a challenging environment, DuPont ended 2008 with a strong balance sheet, delivering solid cash performance of $1.1 billion free cash flow, in line with company targets.

•	DuPont reported a fourth quarter 2008 loss of $.70 per share. Excluding a $.42 per share charge from a previously announced restructuring program, the fourth quarter loss was $.28 per share, in line with guidance.

•	As anticipated, declines in construction, motor vehicle sales and consumer spending, magnified by inventory destocking across most supply chains during the fourth quarter, caused a steep decline in global industrial production. These conditions precipitated a sharp downturn in demand and the company’s sales volume. Agriculture fundamentals remain strong.

•	Weak industrial economic conditions are expected to continue in 2009. The company revised its full-year 2009 earnings outlook to a range of $2.00 to $2.50 per share. The previously provided full-year outlook was $2.25 to $2.75 per share.

•	Full year 2008 earnings were $2.20 per share versus $3.22 in 2007. Excluding significant items, 2008 earnings were $2.78 per share versus $3.28 in the prior year.
          “DuPont enters 2009 addressing challenging economic conditions head-on,” said DuPont CEO Ellen J. Kullman. “We are intensely focused on productivity, while generating earnings and cash. Our market-leading businesses and internal discipline generated solid cash performance in 2008. We do not underestimate the difficulties presented by the current environment. We will rigorously guard our financial strength and flexibility, while carefully preserving our science-driven competitive advantage to assure that the company is well-positioned for an eventual improvement in global markets.”

Global Consolidated Sales and Net Income
          Consolidated net sales in the fourth quarter of $5.8 billion were 17 percent lower than prior year, reflecting 20 percent lower volume, 7 percent higher local prices, 3 percent negative impact from currency and a 1 percent net reduction from portfolio changes. Weaker demand across most markets led to significantly lower global sales volume. Local pricing gains in all regions and in all segments were more than offset by declines in volume and unfavorable currency. Sales were down in all regions, including a 16 percent decline in emerging markets. The table below shows worldwide and regional sales performance of fourth quarter 2008 versus fourth quarter 2007.

	Three Months Ended
	December 31, 2008		Percentage Change Due to:
			Local
		%	Currency	Currency
(dollars in billions)	$	Change	Price	Effect	Volume	Portfolio/Other
U.S.	$1.9	(15)	7	—	(22)	—
Europe	1.7	(20)	5	(6)	(19)	—
Asia Pacific	1.2	(16)	6	—	(20)	(2)
Canada & Latin America	1.0	(13)	12	(6)	(19)	—
Total Consolidated Sales	$5.8	(17)	7	(3)	(20)	(1)
          Net loss for the fourth quarter 2008 was $629 million versus income of $545 million in the prior year. Excluding significant items, fourth quarter 2008 net loss was $249 million versus income of $522 million in the prior year. (See schedules B and D.)

Earnings (Loss) Per Share
     The table below shows the variances in fourth quarter 2008 earnings (loss) per share (EPS) versus fourth quarter 2007.
EPS Analysis

EPS
4th Quarter 2007	$0.60
Exclude: Significant items (schedule B)	0.03

4th Quarter 2007 - excluding significant items	$0.57

Variances:
Local prices	0.44
Variable costs*	(0.48)
Volume	(0.55)
Low capacity utilization**	(0.21)
Fixed costs*	0.02
Currency	(0.04)
Income taxes	0.09
Exchange loss	(0.07)
Other (Incl. $.02 Pharmaceuticals benefit)	(0.05)

4th Quarter 2008 — excluding significant items	$(0.28)
Include: Restructuring Charge (schedule B)	(0.42)

4th Quarter 2008	$(0.70)

*	Excludes volume and currency impact

**	Fixed manufacturing cost, normally reflected in inventory, expensed in the fourth quarter as a result of low production volumes

Business Segment Performance
          Segment sales and related variances versus the fourth quarter of 2007 are shown in the table below:

SEGMENT SALES*	Three Months Ended		Percentage Change
(Dollars in billions)	December 31, 2008		Due to:
	$	% Change	USD Price	Volume	Portfolio and Other
Agriculture & Nutrition	$1.2	(2)	8	(9)	(1)
Coatings & Color Technologies	1.3	(21)	1	(22)	—
Electronic & Communication Technologies	0.8	(13)	1	(15)	1
Performance Materials	1.2	(30)	3	(32)	(1)
Safety & Protection	1.3	(10)	7	(15)	(2)

*	Segment sales include transfers
          Segment pre-tax loss was $595 million versus income of $804 million in the fourth quarter 2007. Excluding significant items, fourth quarter 2008 total segment pre-tax loss was $60 million versus income of $937 million in the prior year as shown in the table below.
PRE-TAX OPERATING INCOME (LOSS) EXCLUDING SIGNIFICANT ITEMS*

	Three Months Ended
	Dec 31, 2008
(Dollars in millions)	2008	2007
Agriculture & Nutrition	$(164)	$(89)
Coatings & Color Technologies	(65)	216
Electronic & Communication Technologies	9	156
Performance Materials	(129)	186
Safety & Protection	105	277

Total Growth Platforms	(244)	746
Pharmaceuticals	265	246
Other	(81)	(55)

Total Segments	$(60)	$937

*	See schedules B and C for a listing of significant items and their impact by segment.

          DuPont delivered $425 million in fixed cost reduction programs in 2008, which surpassed the original goal of $400 million. Each business segment has taken additional actions in the fourth quarter to reduce cost and capital in line with demand. The actions include: surpassing the goal of eliminating 4,000 contractors by the end of December; redeploying resources to working capital reduction projects; addressing underperforming assets; broad-based supplier negotiations; and delivering on restructuring milestones.
          The following are business segment highlights comparing sales and PTOI (loss) excluding significant items for fourth quarter 2008 versus fourth quarter 2007.
Agriculture & Nutrition
•	Fourth quarter sales were $1.2 billion, down $26 million or 2 percent, with increased USD pricing in all regions and seed market share gains in Latin America, offset by volume declines in crop protection and food ingredient products.
•	The seasonal underlying pre-tax loss of $164 million reflects growth investments, variable cost increases driven by higher commodity and other raw material costs and less favorable crop protection products volume and mix. Fourth quarter 2007 included a gain from an asset sale.
Coatings & Color Technologies
•	Sales of $1.3 billion were down 21 percent. Higher USD prices were more than offset by a substantial decline in volume in all businesses and regions.
•	The underlying pre-tax loss of $65 million reflects lower volume including charges for low capacity utilization and rising raw material costs that were not fully offset by higher USD selling prices.
Electronic & Communication Technologies
•	Sales of $834 million were down 13 percent with weakness in consumer electronics, motor vehicles and industrial markets offsetting strength in photovoltaics and pricing gains in fluoroproducts.
•	Underlying PTOI of $9 million reflects weak demand across all businesses, charges for low capacity utilization and higher raw material costs in fluoroproducts. Fourth quarter 2007 included a gain on sale of land.
Performance Materials
•	Sales of $1.2 billion were down 30 percent as weak global demand drove volume down 32 percent, partially offset by higher USD prices.
•	The underlying pre-tax loss of $129 million reflects lower volume across all businesses, charges for low capacity utilization, weaker sales mix and the impact of the higher raw material costs that were not fully covered by higher USD selling prices.
Safety & Protection
•	Sales of $1.3 billion were down 10 percent. Pricing gains, particularly in aramids and chemical products, were more than offset by lower demand as all businesses experienced the impact of the global economic slowdown and destocking in the supply chain.

•	Underlying PTOI of $105 million reflects lower volume, charges for low capacity utilization and increased raw material prices partially offset by higher USD selling prices.
Additional information on segment performance is available on the DuPont Investor Center website at www.dupont.com.
Outlook
          The company expects that global macroeconomic conditions for first quarter 2009 will be similar to fourth quarter 2008, with very weak demand in most of the company’s key markets, excluding agriculture. Earnings growth for the Agriculture & Nutrition segment is expected to be more than offset by lower earnings in the other segments. DuPont expects first quarter 2009 earnings to be in the range of $.50 to $.70 per share.
          For 2009, the company’s earnings outlook is a range of $2.00 to $2.50 per share, anticipating that the current global recession will continue in 2009. While favorable conditions in global agriculture markets are expected in 2009, lower demand for non-agriculture products and the impact of currency is expected to limit the company’s revenue growth. The company expects to continue an appropriate level of spending for high-growth, high-margin businesses, including seed products and photovoltaics.
          “We are acutely focused on executing with a sense of urgency across the company,” Kullman said. “To enhance our strong financial position, we implemented additional cash-generating actions during the fourth quarter, including reduced spending and restructuring to better align capital expenditures and costs with lower global demand. For 2009, we will deliver about $730 million in fixed cost reductions and about $1 billion in reduced working capital, and we will capitalize on opportunities that emerge in the current environment.”
Use of Non-GAAP Measures
          Management believes that certain non-GAAP measurements, such as income excluding significant items, are meaningful to investors because they provide insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in schedules C and D.
          DuPont is a science-based products and services company. Founded in 1802, DuPont puts science to work by creating sustainable solutions essential to a better, safer, healthier life for people everywhere. Operating in more than 70 countries, DuPont offers a wide range of innovative products and services for markets including agriculture and food; building and construction; communications; and transportation.

Forward-Looking Statements: This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; seasonality of sales of agricultural products; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier and customer operations. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.
# # #
1/27/09

E. I. du Pont de Nemours and Company
Consolidated Income Statements
(Dollars in millions, except per share amounts)
SCHEDULE A

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net sales	$5,820	$6,983	$30,529	$29,378
Other income, net (a)	250	230	1,307	1,275

Total	6,070	7,213	31,836	30,653
Cost of goods sold and other operating charges (a)	5,785	5,389	24,083	21,746
Selling, general and administrative expenses	799	862	3,593	3,396
Research and development expense	343	359	1,393	1,338
Interest expense	104	110	376	430

Total	7,031	6,720	29,445	26,910
Income (loss) before income taxes and minority interests	(961)	493	2,391	3,743
Provision for (benefit from) income taxes	(325)	(54)	381	748
Minority interests in earnings (loss) of consolidated subsidiaries	(7)	2	3	7

Net income (loss)	$(629)	$545	$2,007	$2,988

Basic earnings (loss) per share of common stock	$(0.70)	$0.60	$2.21	$3.25

Diluted earnings (loss) per share of common stock	$(0.70)	$0.60	$2.20	$3.22

Dividends per share of common stock	$0.41	$0.41	$1.64	$1.52

Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	903,265,000	899,847,000	902,415,000	917,132,000
Diluted	903,265,000	906,479,000	907,371,000	925,402,000

(a)	See Schedules of Significant Items for additional information.

E. I. du Pont de Nemours and Company
Consolidated Balance Sheets
(Dollars in millions, except per share amounts)
SCHEDULE A (continued)

	December 31,	December 31,
	2008	2007
Assets
Current assets
Cash and cash equivalents	$3,645	$1,305
Marketable securities	59	131
Accounts and notes receivable, net	5,140	5,683
Inventories	5,681	5,278
Prepaid expenses	143	199
Income taxes	643	564

Total current assets	15,311	13,160

Property, plant and equipment, net of accumulated depreciation (December 31, 2008 - $16,800; December 31, 2007 - $15,733)	11,154	10,860
Goodwill	2,135	2,074
Other intangible assets	2,710	2,856
Investment in affiliates	844	818
Other assets	4,055	4,363

Total	$36,209	$34,131

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,128	$3,172
Short-term borrowings and capital lease obligations	2,012	1,370
Income taxes	110	176
Other accrued liabilities	4,460	3,823

Total current liabilities	9,710	8,541

Long-term borrowings and capital lease obligations	7,638	5,955
Other liabilities	11,169	7,255
Deferred income taxes	140	802

Total liabilities	28,657	22,553

Minority interests	427	442

Commitments and contingent liabilities
Stockholders’ equity
Preferred stock	237	237
Common stock, $0.30 par value; 1,800,000,000 shares authorized; issued at December 31, 2008 - 989,415,000; December 31, 2007 - 986,330,000	297	296
Additional paid-in capital	8,380	8,179
Reinvested earnings	10,456	9,945
Accumulated other comprehensive loss	(5,518)	(794)
Common stock held in treasury, at cost (87,041,000 shares at December 31, 2008 and 2007)	(6,727)	(6,727)

Total stockholders’ equity	7,125	11,136

Total	$36,209	$34,131

E. I. du Pont de Nemours and Company
Condensed Consolidated Statements of Cash Flows
(Dollars in millions)
SCHEDULE A (continued)

	Twelve Months Ended
	December 31,
	2008	2007
Cash provided by operating activities	$3,129	$4,290

Investing activities
Purchases of property, plant and equipment	(1,978)	(1,585)
Investments in affiliates	(55)	(113)
Payments for Businesses (Net of Cash Acquired)	(144)	(13)
Other investing activities — net	567	(39)

Cash used for investing activities	(1,610)	(1,750)

Financing activities
Dividends paid to stockholders	(1,496)	(1,409)
Net increase (decrease) in borrowings	2,089	(343)
Repurchase of common stock	—	(1,695)
Other financing activities — net	285	378

Cash provided by (used for) financing activities	878	(3,069)

Effect of exchange rate changes on cash	(57)	20

Increase (decrease) in cash and cash equivalents	2,340	(509)

Cash and cash equivalents at beginning of period	1,305	1,814

Cash and cash equivalents at end of period	$3,645	$1,305

E. I. du Pont de Nemours and Company
Schedules of Significant Items
(Dollars in millions, except per share amounts)
SCHEDULE B
SIGNIFICANT ITEMS

	Pre-tax		After-tax		($ Per Share)
	2008	2007	2008	2007	2008	2007
1st Quarter — Total (a)	$—	$(52)	$—	$(52)	$—	$(0.06)

2nd Quarter- Total	$—	$—	$—	$—	$—	$—

3rd Quarter
Hurricane charges (b)	(227)	—	(146)	—	(0.16)	—
Litigation related item (c)	—	(40)	—	(26)	—	(0.03)

3rd Quarter — Total	$(227)	$(40)	$(146)	$(26)	$(0.16)	$(0.03)

4th Quarter
2008 Restructuring charges (d)	$(535)	$—	$(380)	$—	$(0.42)	$—
Impairment charge — Performance Materials (e)	—	(165)	—	(135)	—	(0.15)
Reversal of litigation accrual — Performance Materials (f)	—	32	—	46	—	0.05
Reversal of accruals related to tax settlements and valuation allowances and reversal of interest on tax settlements (g)	—	6	—	112	—	0.13

4th Quarter — Total	$(535)	$(127)	$(380)	$23	$(0.42)	$0.03

Full Year — Total	$(762)	$(219)	$(526)	$(55)	$(0.58)	$(0.06)

(a)	First quarter and full year 2007 includes a net $52 charge in Cost of goods sold and other operating charges for litigation in the Performance Materials segment in connection with the elastomers antitrust matter.

(b)	Pre-tax hurricane charges by segment for the third quarter and full year 2008 were: $4 Agriculture & Nutrition, $2 Electronic & Communication Technologies, $216 Performance Materials and $5 Safety & Protection.

(c)	Third quarter and full year 2007 includes a $40 charge in Cost of goods sold and other operating charges for litigation in the Other segment relating to a discontinued business.

(d)	Fourth quarter and full year 2008 includes a $535 restructuring charge in Cost of good sold and other operating charges comprised of severance and related benefit costs, asset write-offs, and impairment charges. Pre-tax amounts by segment were: $18 Agriculture & Nutrition, $236 Coatings and Color Technologies, $55 Electronic & Communication Technologies, $94 Performance Materials, $101 Safety & Protection and $31 Other.

(e)	Fourth quarter and full year 2007 includes a $165 charge in Other income to adjust the carrying value of the company’s investment in a 50/50 polyester films joint venture which is reported in the Performance Materials segment.

(f)	Fourth quarter and full year 2007 includes a net $32 benefit in Cost of goods sold and other operating charges resulting from the reversal of certain litigation accruals in the Performance Materials segment established in prior periods for the elastomers antitrust matter.

(g)	Fourth quarter and full year 2007 includes benefits for the reversal of accrued interest of $6 ($4 after-tax) in Other income and the reversal of income tax accruals of $108 associated with favorable settlement of certain prior year tax contingencies.

E. I. du Pont de Nemours and Company
Consolidated Segment Information
(Dollars in millions)
SCHEDULE C

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
SEGMENT SALES (1)
Agriculture & Nutrition	$1,225	$1,251	$7,952	$6,842
Coatings & Color Technologies	1,337	1,700	6,606	6,609
Electronic & Communication Technologies	834	963	3,988	3,797
Performance Materials	1,194	1,711	6,425	6,630
Safety & Protection	1,252	1,397	5,729	5,641
Other	31	42	160	178

Total segment sales	$5,873	$7,064	$30,860	$29,697

Elimination of transfers	(53)	(81)	(331)	(319)

Consolidated net sales	$5,820	$6,983	$30,529	$29,378

(1)	Sales for the reporting segments include transfers.

E. I. du Pont de Nemours and Company
Consolidated Segment Information
(Dollars in millions)
SCHEDULE C (continued)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
PRE-TAX OPERATING INCOME/(LOSS)
Agriculture & Nutrition	$(182)	$(89)	$1,087	$894
Coatings & Color Technologies	(301)	216	326	840
Electronic & Communication Technologies	(46)	156	436	594
Performance Materials	(223)	53	128	626
Safety & Protection	4	277	829	1,199

Total Growth Platforms	(748)	613	2,806	4,153

Pharmaceuticals	265	246	1,025	949
Other	(112)	(55)	(181)	(224)

Total Segment PTOI (Loss)	$(595)	$804	$3,650	$4,878

Net exchange (loss) (1)	(116)	(35)	(255)	(85)
Corporate expenses & net interest	(250)	(276)	(1,004)	(1,050)

Income (loss) before income taxes and minority interests	$(961)	$493	$2,391	$3,743

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
SIGNIFICANT ITEMS BY SEGMENT (PRE-TAX) (2)
Agriculture & Nutrition	$(18)	$—	$(22)	$—
Coatings & Color Technologies	(236)	—	(236)	—
Electronic & Communication Technologies	(55)	—	(57)	—
Performance Materials	(94)	(133)	(310)	(185)
Safety & Protection	(101)	—	(106)	—
Other	(31)	—	(31)	(40)

Total significant items by segment	$(535)	$(133)	$(762)	$(225)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
PTOI (LOSS) EXCLUDING SIGNIFICANT ITEMS
Agriculture & Nutrition	$(164)	$(89)	$1,109	$894
Coatings & Color Technologies	(65)	216	562	840
Electronic & Communication Technologies	9	156	493	594
Performance Materials	(129)	186	438	811
Safety & Protection	105	277	935	1,199

Total Growth Platforms	(244)	746	3,537	4,338

Pharmaceuticals	265	246	1,025	949
Other	(81)	(55)	(150)	(184)

Total Segment PTOI (Loss) excluding significant items	$(60)	$937	$4,412	$5,103

(1)	Net after-tax exchange activity for the three months ended December 31, 2008 and 2007 was a loss of $81 and $14, respectively. Net after-tax exchange activity for the twelve months ended December 31, 2008 and 2007 were losses of $172 and $31, respectively. Gains and losses resulting from the company’s hedging program are largely offset by associated tax effects. See Schedule D for additional information.

(2)	Refer to the notes to schedules of significant items for additional information.

E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE D

Summary of Earnings Comparisons

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			%			%
	2008	2007	Change	2008	2007	Change
Segment PTOI (Loss)	$(595)	$804	N/M	$3,650	$4,878	-25%
Significant items charge included in PTOI (Loss) (per Schedule B)	535	133		762	225

Segment PTOI (Loss) excluding significant items	$(60)	$937	N/M	$4,412	$5,103	-14%

Net income (loss)	$(629)	$545	N/M	$2,007	$2,988	-33%
Significant items included in Net income (loss) (per Schedule B)	380	(23)		526	55

Net income (loss) excluding significant items	$(249)	$522	N/M	$2,533	$3,043	-17%

EPS	$(0.70)	$0.60	N/M	$2.20	$3.22	-32%
Significant items included in EPS (per Schedule B)	0.42	(0.03)		0.58	0.06

EPS excluding significant items	$(0.28)	$0.57	N/M	$2.78	$3.28	-15%

Average number of diluted shares outstanding	903,265,000	906,479,000	-0.4%	907,371,000	925,402,000	-1.9%
Calculation of Segment PTOI (Loss) as a Percent of Segment Sales

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			%			%
	2008	2007	Change	2008	2007	Change
Segment PTOI (Loss) excluding significant items	$(60)	$937	N/M	$4,412	$5,103	-14%
Segment sales	5,873	7,064	-17%	30,860	29,697	4%

Segment PTOI (Loss) as a percent of segment sales	-1.0%	13.3%		14.3%	17.2%
Calculation of Free Cash Flow

	Year Ended
	December 31,
	2008	2007
Cash provided by operating activities	$3,129	$4,290
Less: Purchases of Property, plant and equipment	1,978	1,585
Less: Investments in affiliates	55	113

Free cash flow	$1,096	$2,592

E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE D (continued)

Reconciliations of EBIT / EBITDA to Consolidated Income Statement

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Income (loss) before income taxes and minority interests	$(961)	$493	$2,391	$3,743
Less: Minority interests in earnings (losses) of consolidated subsidiaries	(7)	2	3	7
Add: Interest expense	104	110	376	430

EBIT	(850)	601	2,764	4,166
Add: Depreciation and amortization	348	342	1,444	1,371

EBITDA	$(502)	$943	$4,208	$5,537

Reconciliations of Fixed Costs as a Percent of Sales

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Total charges and expenses — consolidated income statements	$7,031	$6,720	$29,445	$26,910
Remove:
Interest expense	(104)	(110)	(376)	(430)
Variable costs (1)	(3,245)	(3,522)	(15,736)	(14,378)
Significant items (2)	(535)	32	(762)	(60)

Fixed costs	$3,147	$3,120	$12,571	$12,042

Consolidated net sales	$5,820	$6,983	$30,529	$29,378

Fixed costs as a percent of consolidated net sales	54.1%	44.7%	41.2%	41.0%

(1)	Includes variable manufacturing costs, freight, commissions and other selling expenses which vary with the volume of sales.

(2)	See Schedule B for detail of significant items.
     Reconciliation of Earnings Per Share (EPS)

	Year Ended
	December 31,
	2008	2007
	Actual	Actual
Earnings per share — excluding Significant Items	$2.78	$3.28
Significant Items included in EPS:
Hurricane charge	(0.16)	—
Restructuring charge	(0.42)
Impairment charge — Performance Materials	—	(0.15)
Litigation related charges — Other	—	(0.03)
Litigation related charges, net — Performance Materials	—	(0.01)
Corporate tax-related items	—	0.13

Net charge for significant items	(0.58)	(0.06)

Reported EPS	$2.20	$3.22

E. I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)
SCHEDULE D (continued)
Exchange Gains/Loss
The company routinely uses forward exchange contracts to offset its net exposures, by currency, related to the foreign currency denominated monetary assets and liabilities of its operations. The objective of this program is to maintain an approximately balanced position in foreign currencies in order to minimize, on an after-tax basis, the effects of exchange rate changes. The net pretax exchange gains and losses are recorded in Other income, net on the Consolidated Income Statements and are partially offset by the associated tax impact.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Subsidiary/Affiliate Monetary Position Gain/(Loss)
Pretax exchange gains (losses) (includes equity affiliates)	$(286)	$34	$(396)	$174
Local tax benefits (expenses)	93	(3)	130	(35)

Net after-tax impact from subsidiary exchange gains (losses)	$(193)	$31	$(266)	$139

Hedging Program Gain/(Loss)

Pretax exchange gains (losses)	$170	$(69)	$141	$(259)
Tax benefits (expenses)	(58)	24	(47)	89

Net after-tax impact from hedging program exchange gains (losses)	$112	$(45)	$94	$(170)

Total Exchange Gain/(Loss)

Pretax exchange gains (losses)	$(116)	$(35)	$(255)	$(85)
Tax benefits (expenses)	35	21	83	54

Net after-tax exchange gains (losses)	$(81)	$(14)	$(172)	$(31)

As shown above, the “Total Exchange Gain (Loss)” is the sum of the “Subsidiary/Affiliate Monetary Position Gain (Loss)” and the “Hedging Program Gain (Loss).”
Reconciliation of Base Income Tax Rate to Effective Income Tax Rate
Base income tax rate is defined as the effective income tax rate less the effect of exchange gains/losses, as defined above, and significant items.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Income (loss) before income taxes and minority interests	$(961)	$493	$2,391	$3,743
Add: Significant items	535	127	762	219
Less: Net exchange gains (losses)	(116)	(35)	(255)	(85)

Income (loss) before income taxes, significant items, exchange gains/losses and minority interests	$(310)	$655	$3,408	$4,047

Provision for (benefit from) income taxes	$(325)	$(54)	$381	$748
Add: Tax benefit on significant items	150	150	231	164
Tax (expense)/benefit on exchange gains/losses	35	21	83	54

Provision for (benefit from) income taxes, excluding taxes on significant items and exchange gains/losses	$(140)	$117	$695	$966

Effective income tax rate	33.8%	-11.0%	15.9%	20.0%
Significant items effect	7.3%	26.5%	3.5%	3.0%

Tax rate before significant items	41.1%	15.5%	19.4%	23.0%
Exchange gains/losses effect	4.1%	2.4%	1.0%	0.9%

Base income tax rate	45.2%	17.9%	20.4%	23.9%